UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________

SCHEDULE 14A
(Rule 14a-101)
______________________

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PennyMac Mortgage Investment Trust
(Name of Registrant as Specified In Its Charter)
_______________________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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6101 Condor Drive
Moorpark, California 93021

April 6, 2012

Dear Shareholder:

I would like to cordially invite you to attend the 2012 Annual Meeting of Shareholders (the “Meeting”) of PennyMac Mortgage Investment Trust to be held on Wednesday, May 16, 2012, at 10:00 a.m. Pacific time. The Meeting will be held at our principal executive offices, located at 6101 Condor Drive, Moorpark, CA 93021.

The Notice of 2012 Annual Meeting of Shareholders and Proxy Statement are attached to this letter and contain information about the matters on which you will be asked to vote at the Meeting. We will transact no other business at the Meeting, except for business properly brought before the Meeting or any adjournment thereof by our Board of Trustees.

Only our common shareholders of record at the close of business on April 2, 2012, the record date, are entitled to vote at the Meeting. A complete list of our common shareholders of record entitled to vote at the Meeting will be available for inspection for proper purposes by our shareholders at our principal executive offices during ordinary business hours for the 10 business days prior to the Meeting.

Your vote is very important. Please carefully read the Notice of 2012 Annual Meeting of Shareholders and Proxy Statement so that you will know the matters on which we plan to vote at the Meeting, and then sign, date and return the proxy card as soon as possible to make sure that your shares are represented at the Meeting. You may also cast your vote in person at the Meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

ANNUAL MEETING ADMISSION: If you attend the Meeting in person, you will need to present your admission ticket, or an account statement showing your ownership of our common shares as of the record date, and valid government-issued photo identification. The indicated portion of your proxy card will serve as your admission ticket.

On behalf of our Board of Trustees, I thank you for your participation. We look forward to seeing you on May 16th.

Sincerely,

STANFORD L. KURLAND Chairman of the Board

6101 Condor Drive
Moorpark, CA 93021
______________________

Notice of 2012 Annual Meeting of Shareholders
______________________

Time and Date:	10:00 a.m. Pacific time on Wednesday, May 16, 2012

Place:	PennyMac Mortgage Investment Trust 6101 Condor Drive Moorpark, CA 93021

Items of Business:	● To elect the four (4) Class III Trustees identified in the enclosed Proxy Statement to serve on our Board of Trustees, each for a term expiring at the 2015 annual meeting of shareholders;

● To ratify the appointment of our independent registered public accounting firm for 2012;

● To approve, by non-binding vote, our executive compensation; and

● To transact such other business as may properly come before the annual meeting and any adjournment thereof.

Record Date and Meeting Admission:	You are entitled to attend the annual meeting only if you owned our common shares at the close of business on April 2, 2012, the record date.

Proxy Voting:
Whether or not you plan on attending the annual meeting, we encourage you to vote as soon as possible. Please sign, date and return the proxy card as soon as possible to make sure that your shares are represented at the annual meeting. You may also cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you must instruct them on how to vote your shares.

Recommendations:
Our Board of Trustees recommends that you vote “FOR” the election of each of the nominees as Trustee, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year, and “FOR” the approval, by non-binding vote, of our executive compensation.

Mailing Date:
The Notice of Internet Availability of Proxy Materials is being mailed to you on or about April 6, 2012, and the Notice of 2012 Annual Meeting of Shareholders, the Proxy Statement, 2011 Annual Report to Security Holders, and the proxy card or voting instruction form are accessible to you online at www.PennyMac-REIT.com. Hard copies of the proxy materials will be mailed to you upon your request.

By Order of the Board of Trustees,

JEFFREY P. GROGIN Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE
ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 16, 2012:

The Notice of 2012 Annual Meeting of Shareholders, Proxy Statement and Annual Report on Form 10-K are
available in the Investor Relations section of our website, www.PennyMac-REIT.com.

TABLE OF CONTENTS

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING	1
OUR TRUSTEES	5
Trustees	5
Class III Trustees	5
Class I Trustees	5
Class II Trustees	6
CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE, BOARD MEETINGS AND COMMITTEES	7
Corporate Governance	7
Independence of Our Trustees	7
Board Leadership Structure and Independent Lead Trustee	7
Risk Oversight	7
Board Committees and Charters	8
Communication with our Board of Trustees	10
Attendance by Members of our Board at the 2011 Annual Meeting of Shareholders	10
Board and Committee Meetings	10
Meetings of Non-Management Trustees	10
OUR EXECUTIVE OFFICERS	10
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	11
SECURITY OWNERSHIP OF MANAGEMENT	12
COMPENSATION OF TRUSTEES	13
Trustee Summary Compensation Table	13
EXECUTIVE COMPENSATION	14
Compensation Discussion and Analysis	14
Compensation Committee Report	15
2011 Summary Compensation Table	16
2011 Grants of Plan-Based Awards	16
2011 Outstanding Equity Awards at Fiscal Year-End	17
2011 Options Exercised and Stock Vested	17
2011 Pension Benefits	18
2011 Nonqualified Deferred Compensation	18
Potential Payments upon Termination of Employment	18
Potential Post-Employment Payments and Payments on a Change in Control	18
Compensation Committee Interlocks and Insider Participation	18
Compensation Risks	18
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	18
Management Agreement	18
Servicing Agreement	19
Approval of Related Person Transactions	20
REPORT OF THE AUDIT COMMITTEE	21
PROPOSAL I — ELECTION OF TRUSTEES	22
PROPOSAL II — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	23
Relationship with Independent Registered Public Accounting Firm	23
Fees to Registered Public Accounting Form for 2011 and 2010	23
Pre-approval Policies and Procedures	23
PROPOSAL III — ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION	24
Supporting Statement	24
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	25
ACCESS TO FORM 10-K	25
WHERE YOU CAN FIND MORE INFORMATION	25
OTHER MATTERS	25

i

PENNYMAC MORTGAGE INVESTMENT TRUST
6101 CONDOR DRIVE
MOORPARK, CALIFORNIA 93021
______________________

2012 ANNUAL MEETING OF SHAREHOLDERS
______________________

PROXY STATEMENT

PennyMac Mortgage Investment Trust (“we,” “our,” “us” or the “Company”) is furnishing this Proxy Statement in connection with our solicitation of proxies to be voted at our 2012 Annual Meeting of Shareholders (the “Meeting”). We will hold the Meeting at our principal executive offices, located at 6101 Condor Drive, Moorpark, California 93021, on Wednesday, May 16, 2012 at 10:00 a.m. Pacific time, and any postponements or adjournments thereof. We are delivering this Proxy Statement and the proxy card to our shareholders commencing on or about April 6, 2012.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING

What am I voting on?

You will be entitled to vote on the following proposals at the Meeting:

•	The election of four (4) Trustees, Randall D. Hadley, Clay A. Halvorsen, Stanford L. Kurland and David A. Spector, each for a term expiring at the 2015 annual meeting of shareholders;

•	The ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012; and

•	The approval, by non-binding vote, of our executive compensation.

How does our Board of Trustees recommend that I vote on these proposals?

Our Board of Trustees (the “Board”) recommends you vote “FOR” the election of each of the nominees as Trustees, “FOR” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year, and “FOR” the approval, by non-binding vote, of our executive compensation.

Who can attend the Meeting?

If you were the record owner of our common shares as of the close of business on the record date, you are entitled to attend the Meeting, although seating is limited. Our Board has set April 2, 2012 as the record date for the Meeting. If you plan to attend, please check the box on your proxy card and return it as directed on the proxy card.

If you hold your common shares through a broker and you would like to attend, please either (1) write us at Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021, (2) email us at investorrelations@pnmac.com, or (3) bring to the Meeting a copy of your brokerage account statement or an omnibus proxy (which you can get from your broker).

In addition, you must bring valid, government-issued photo identification, such as a driver’s license or a passport. No cameras or recording devices of any kind, or signs, placards, banners or similar materials, may be brought into the Meeting. Anyone who refuses to comply with these requirements will not be admitted.

Who is entitled to vote at the Meeting?

If you were the record owner of our common shares as of the close of business on the record date, you are entitled to vote at the Meeting. Each shareholder of record on the record date is entitled to notice of, and to vote at, the Meeting and any adjournments thereof. As of the record date, 31,116,878 common shares were issued and outstanding. If you were the record owner of our common shares at the close of business on the record date, you may vote at the Meeting. You are entitled to one vote on each proposal for each common share you held on the record date.

How many shares must be present to hold the Meeting?

The presence of a majority of the shares entitled to vote constitutes a quorum, which is required in order to hold the Meeting and conduct business. Since there were 31,116,878 eligible votes as of the record date, we will need at least 15,558,440 votes present in person or by proxy at the Meeting for a quorum to exist. If a quorum is not present at the Meeting, we expect that the Meeting will be adjourned to solicit additional proxies.

What shareholder approvals are required to approve the proposals?

Trustees will be elected by a plurality of the votes cast by the holders of the common shares voting in person or by proxy at the Meeting. Ratification of the appointment of our independent registered public accounting firm and approval, by non-binding vote, of our executive compensation will require the affirmative vote of a majority of the votes cast by the holders of the common shares voting in person or by proxy at the Meeting.

How will voting on any other business be conducted?

Other than the three proposals described in this Proxy Statement, we know of no other business to be considered at the Meeting. If any other matters are properly presented at the Meeting, your signed proxy card authorizes Stanford L. Kurland, our Chairman of the Board and Chief Executive Officer, and Jeffrey P. Grogin, our Secretary, to vote on those matters according to their best judgment.

How do I vote my shares as a shareholder of record?

If you are a shareholder of record, you may vote by using one of the following methods:

•	by mail,

•	online at www.PennyMac-REIT.com, or

•	in person at the Meeting,

as instructed on the proxy card.

If you vote now, it will assure that your vote is counted. Whether you vote by mail, online or in person at the Meeting, the proxies identified on the back of the proxy card will vote the shares as to which you are the shareholder of record in accordance with your instructions. If the proxy card is signed and returned and no instructions are marked, the shares will be voted as recommended by our Board in this Proxy Statement.

What is the difference between a shareholder of record and a “street name” holder?

If your shares are registered directly in your name, you are considered the shareholder of record with respect to those shares. If your shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those shares. However, you still are considered the beneficial owner of those shares, and your shares are said to be held in “street name.” Street name holders generally cannot vote their shares directly and must instead instruct the broker, bank, trust or other nominee how to vote their shares.

If my broker holds my shares in “street name,” how do I vote my shares?

If you own your shares in “street name,” you must vote your shares in the manner prescribed by your broker or other nominee. Your broker or other nominee has provided a voting instruction form for you to use in directing the broker or nominee how to vote your shares. Please follow the instructions provided on such voting instruction form.

If you do not provide your broker with instructions on how to vote your street name shares, your broker will be able to vote them only on the proposal to ratify the appointment of our independent registered public accounting firm. Your broker will not be able to vote them on the proposals relating to the election of Trustees or our executive compensation. You should, therefore, be sure to provide your broker with instructions on how to vote your shares. See your voting instruction form for instructions.

How do I vote my shares in person at the Meeting?

If you are a shareholder of record, to vote your shares at the Meeting you should bring the proxy card and proof of identification. If you own your shares in “street name,” to vote your shares at the Meeting you must obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

Even if you plan to attend the Meeting, we encourage you to vote in advance of the Meeting, so your vote will be counted if you later decide not to attend the Meeting.

What if I do not specify how I want my shares voted?

If you submit a signed proxy card and do not specify how you want to vote your shares, we will vote your shares as follows:

•	FOR the election of four (4) Class III Trustees, Randall D. Hadley, Clay A. Halvorsen, Stanford L. Kurland and David A. Spector, each for a term expiring at the 2015 annual meeting of shareholders;

•	FOR the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year; and

•	FOR the approval, by non-binding vote, of our executive compensation.

May I revoke my proxy and change my vote after submitting my proxy?

Yes. You may revoke your proxy and change your vote before it is taken at the Meeting by (1) delivering a written notice of revocation to the attention of our Secretary at 6101 Condor Drive, Moorpark, California 93021, (2) delivering a duly executed proxy bearing a later date, or (3) attending the Meeting and voting in person. As noted above, if you own your shares through a brokerage account or in another nominee form, you cannot vote in person at the Meeting unless you obtain a proxy from your broker or nominee and bring that proxy to the Meeting.

What does it mean if I receive more than one proxy card?

It means that your shares may be registered differently and in more than one account. Sign and return all proxy cards to ensure that all your shares are voted.

How are votes counted?

You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposal to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the current fiscal year and the proposal to approve, by non-binding vote, our executive compensation. An abstention is the voluntary act of not voting by a shareholder who is present at a meeting in person or by proxy and entitled to vote.

If you submit your proxy but abstain from voting or withhold authority to vote on one or more matters, your shares will be counted as present at the Meeting for the purpose of determining a quorum. Your shares also will be counted as present at the Meeting for the purpose of calculating the vote on the particular proposal with respect to which you abstained from voting or withheld authority to vote. However, because an abstention is not counted as a vote cast, if you abstain from voting on a proposal, your abstention will have no effect on the proposal in question.

If you hold your shares in “street name” and do not provide voting instructions to your broker or other nominee, your shares will not be voted on any proposal on which your broker or other nominee does not have discretionary authority to vote under the rules of the New York Stock Exchange (“NYSE”). Under NYSE rules, brokers that hold our common shares in street name for customers that are the beneficial owners of those shares may not give a proxy to vote those shares on certain matters, including the election of Trustees and our executive compensation, without specific instructions from those customers. When a broker lacks authority to vote under these circumstances, this is referred to as a “broker non-vote.” Broker non-votes will be counted as present at the Meeting for the purpose of determining a quorum but will not be considered votes cast and, accordingly, will have no effect on any proposal to be considered at the Annual Meeting.

Who will count the vote?

Representatives of Broadridge Financial Solutions, Inc. will count the votes for shares held in “street name” and the votes of shareholders of record. The Company will serve as the Inspector of Elections.

How will we solicit proxies for the Meeting?

We are soliciting proxies from our shareholders by mailing the Notice of Internet Availability of Proxy Materials and providing internet access, at www.PennyMac-REIT.com, to our Notice of 2012 Annual Meeting of Shareholders, Proxy Statement, 2011 Annual Report to Security Holders, and proxy card or voting instruction form. In addition, some of our Trustees and officers and some employees of PNMAC Capital Management, LLC, which we refer to as our Manager or PCM, may make additional solicitations by telephone or in person. We may also retain Computershare to assist in the solicitation of proxies.

What does it cost the Company to solicit proxy materials?

We will pay the cost of the solicitation of proxies, including preparing and mailing the Notice of Internet Availability of Proxy Materials. To the extent any of our Trustees or officers, or any employees of our Manager, solicit proxies by telephone, facsimile transmission or other personal contact, such persons will receive no additional compensation. Brokerage houses and other nominees, fiduciaries and custodians who are holders of record of common shares will be requested to forward proxy soliciting materials to the beneficial owners of such shares and will be reimbursed by us for their charges and expenses in connection therewith at customary and reasonable rates. In addition, we may retain Computershare to assist in the solicitation of proxies, in which case we will pay Computershare a total solicitation fee of $7,500 per six-month period, plus reimbursement of expenses.

Can I access the Company’s proxy materials and Annual Report to Security Holders electronically?

This Proxy Statement and our 2011 Annual Report to Security Holders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (“Fiscal 2011”), are available in the Investor Relations section of our website, www.PennyMac-REIT.com.

Will our External Manager be present at the Meeting?

Officers of our Manager will be present at the Meeting.

When are shareholder proposals due for the 2013 Annual Meeting of Shareholders?

If you are submitting a proposal for possible inclusion in next year’s Proxy Statement pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), we must receive the proposal no later than December 7, 2012. If you are submitting a proposal for possible inclusion in next year’s Proxy Statement other than pursuant to Rule 14a-8 of the Exchange Act, we must receive the proposal no earlier than November 7, 2012 and no later than December 7, 2012.

Who can help answer my questions?

If you have any questions or need assistance voting your shares or if you need additional copies of this Proxy Statement or the proxy card, you should contact:

PennyMac Mortgage Investment Trust

Attention: Investor Relations

6101 Condor Drive
Moorpark, CA 93021
Phone: (818) 224-7028
Facsimile: (818) 936-0145
Email: investorrelations@pnmac.com

OUR TRUSTEES

Trustees

We have three classes of Trustees. Our Class III Trustees to be elected at this year’s Meeting will serve until our annual meeting of shareholders in 2015 and their successors have been duly elected and qualify. Our Class I Trustees will serve until our annual meeting of shareholders in 2013 and their successors have been duly elected and qualify. Our Class II Trustees will serve until our annual meeting of shareholders in 2014 and their successors have been duly elected and qualify. The names of the Trustees, their ages as of April 2, 2012, and certain other information about them, including their qualifications to serve as a Trustee, are set forth below:

Class III Trustees

Randall D. Hadley. Mr. Hadley, age 68, has been a member of our Board since August 2009 and is a Class III Trustee and nominee for election at this year’s Meeting. Mr. Hadley is also our Independent Lead Trustee. Mr. Hadley was a CPA and partner of Grant Thornton LLP, an accounting firm, including nine years as regional director of professional standards, before retiring in July 2003. He advised both public and private entities while at Grant Thornton LLP and provided various consulting services to the accounting firm following his retirement through July 2011. Mr. Hadley holds a BS from Wright State University. We believe Mr. Hadley is qualified to serve on our Board because he is a financial and accounting expert with over 30 years of wide-ranging accounting and auditing experience, including extensive experience in mortgage banking.

Clay A. Halvorsen. Mr. Halvorsen, age 52, has been a member of our Board since August 2009 and is a Class III Trustee and nominee for election at this year’s Meeting. Mr. Halvorsen is senior vice president and general counsel of The Irvine Company, a diversified real estate firm, where he has served since February 2010, and he also holds the position of general counsel at Irvine Community Development Company, a residential real estate developer. From 1998 until February 2009, Mr. Halvorsen was the executive vice president, general counsel and secretary of Standard Pacific Corp., a homebuilding company. Mr. Halvorsen holds a BA from California State University, Northridge and a JD from the University of Southern California. We believe Mr. Halvorsen is qualified to serve on our Board because he is a longtime legal executive in homebuilding and mortgage businesses with considerable experience advising publicly-traded institutions.

Stanford L. Kurland. Mr. Kurland, age 59, has been a member of our Board since our formation in 2009 and is a Class III Trustee and nominee for election at this year’s Meeting. Mr. Kurland is our Chairman and Chief Executive Officer, and he is also the Chairman and Chief Executive Officer of Private National Mortgage Acceptance Company, LLC, or PennyMac, the parent company of both PCM and PennyMac Loan Services, LLC, which we refer to as our Servicer or PLS. Before founding PennyMac in January 2008, from January 1979 to September 2006, Mr. Kurland served as a director and held several executive positions, including president, chief financial officer and chief operating officer, at Countrywide Financial Corporation (“Countrywide”), a diversified financial services company. Mr. Kurland holds a BS from California State University, Northridge. We believe Mr. Kurland is qualified to serve on our Board because he is our Chief Executive Officer and an accomplished executive in financial services with more than 30 years of experience in the mortgage banking arena.

David A. Spector. Mr. Spector, age 49, has been a member of our Board since our formation in 2009 and is a Class III Trustee and nominee for election at this year’s Meeting. Mr. Spector is our President and Chief Operating Officer, and he is also the President and Chief Investment Officer of PennyMac. Before joining PennyMac in March 2008, Mr. Spector was co-head of global residential mortgages for Morgan Stanley, a global financial services firm, based in London. Prior to joining Morgan Stanley in September 2006, Mr. Spector was the senior managing director, secondary marketing, at Countrywide, where he was employed from May 1990 to August 2006. Mr. Spector holds a BA from the University of California, Los Angeles. We believe Mr. Spector is qualified to serve on our Board because he is our President and Chief Operating Officer and an experienced executive with broad mortgage banking expertise in portfolio investments, interest rate and credit risk management, and capital markets activity that includes pricing, trading and hedging.

Class I Trustees

Matthew Botein. Mr. Botein, age 39, has been a member of our Board since August 2009 and is a Class I Trustee. Mr. Botein is also the vice chairman of PennyMac. Since November 2009, Mr. Botein has been employed at BlackRock, Inc., an asset management firm, where he currently holds the position of managing director and head of BlackRock Alternative Investors. He previously served as chairman of Botein & Co., LLC, a private investment and advisory firm, from July 2009 through November 2009 and as a managing director of Highfields Capital Management LP, an investment management firm, from March 2003 through June 2009. He also currently serves on the board of Northeast Bancorp, a bank holding company. Mr. Botein holds an AB from Harvard College and an MBA from the Harvard Business School. We believe Mr. Botein is qualified to serve on our Board as a result of his considerable experience in the financial services industry, where he has managed portfolio investments in the banking, insurance, asset management, capital markets, and financial processing sectors.

Scott W. Carnahan. Mr. Carnahan, age 58, has been a member of our Board since August 2009 and is a Class I Trustee. Since April 2007, Mr. Carnahan has provided financial and accounting consulting services to various financial institutions. From 1992 to 1998 and from 2000 to March 2007, Mr. Carnahan was an audit and consulting partner at the professional services firm of KPMG LLP. Mr. Carnahan holds a BA and an MBA from the University of California, Irvine and is a CPA. We believe Mr. Carnahan is qualified to serve on our Board because he has both accounting and financial expertise, due to his experience at KPMG LLP, as well as a fundamental understanding of the mortgage lending business.

Frank P. Willey. Mr. Willey, age 58, has been a member of our Board since August 2009 and is a Class I Trustee. Since February 2009, Mr. Willey has served as of counsel at the law firm of Hennelly & Grossfeld LLP. From 1984 to January 2009, Mr. Willey held a variety of executive positions, including president and general counsel, at Fidelity National Financial, Inc. (“Fidelity”), a provider of title insurance, specialty insurance, claims management services and information services. Mr. Willey currently serves as a director of Fidelity, where he is Vice Chairman, and Winter Sports, Inc., a ski resort operator. Mr. Willey holds a BS from LeMoyne College and a JD from Albany Law School. We believe Mr. Willey is qualified to serve on our Board because he is an experienced executive and director with strong business and legal backgrounds in the financial services industry.

Class II Trustees

Joel S. Marcus. Mr. Marcus, age 64, has been a member of our Board since August 2009 and is a current Class II Trustee. Mr. Marcus is currently the chairman, chief executive officer and president of Alexandria Real Estate Equities, Inc., a real estate investment trust, or REIT, where he has served in various capacities since 1997. He is a member of the Board of Governors of the National Association of Real Estate Investment Trusts. Mr. Marcus holds a BA and a JD from the University of California, Los Angeles. We believe Mr. Marcus is qualified to serve on our Board because he is a seasoned business and legal executive with significant experience relating to the real estate industry and, more specifically, REITs.

Stacey D. Stewart. Ms. Stewart, age 48, has been a member of our Board since August 2009 and is a current Class II Trustee. Since June 2009, Ms. Stewart has served as executive vice president for Community Impact Leadership and Learning for United Way Worldwide, the world’s largest charitable organization. From February 2007 to April 2009, Ms. Stewart was a senior vice president of Fannie Mae, a government-sponsored enterprise that supports liquidity and stability in the secondary mortgage market. Ms. Stewart holds an AB from Georgetown University and an MBA from the University of Michigan. We believe Ms. Stewart is qualified to serve on our Board because she has deep experience in the mortgage sector and is a proven leader and director of charitable organizations, the primary focus of which is housing and homeownership within underprivileged communities.

CORPORATE GOVERNANCE, TRUSTEE INDEPENDENCE,
BOARD MEETINGS AND COMMITTEES

Corporate Governance

We believe that we have implemented effective corporate governance policies and observe good corporate governance procedures and practices. We have adopted a number of written policies, including our Corporate Governance Guidelines, our Code of Business Conduct and Ethics, and charters for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee.

Independence of Our Trustees

The NYSE rules require that at least a majority of our Trustees be independent of our company and management. The rules also require that our Board affirmatively determine that there are no material relationships between a Trustee and us (either directly or as a partner, shareholder or officer of an organization that has a relationship with us) before such Trustee can be deemed independent. We have adopted independence standards consistent with NYSE rules and the rules of the Securities and Exchange Commission (“SEC”). Our Board has reviewed both direct and indirect transactions and relationships that each of our Trustees had or maintained with us and our management.

As a result of this review, our Board, based upon the fact that certain of our non-employee Trustees do not have any material relationships with us other than as Trustees and holders of our common shares, affirmatively determined that six of our Trustees are independent Trustees under NYSE rules. Our independent Trustees are Messrs. Carnahan, Hadley, Halvorsen, Marcus and Willey and Ms. Stewart.

Board Leadership Structure and Independent Lead Trustee

The positions of Chairman of the Board and Chief Executive Officer are currently held by Mr. Kurland, and we have determined not to separate the positions at this time. This determination is based, in part, on our belief that independent Trustees and management have different perspectives and roles in strategy development. Our independent Trustees bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings company-specific experience and expertise. We believe our Chief Executive Officer is thus better situated to serve as Chairman of the Board because he is able to utilize the in-depth focus and perspective gained in running the Company to effectively and efficiently lead our Board. As the Trustee most familiar with our business and industry, he is most capable of identifying new initiatives, strategic priorities and other critical and/or topical agenda items for discussion by our Board and then leading the discussion to ensure proper oversight of these issues by our Board. Our Board believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board, all of which are essential to effective governance.

This determination is also based on what we consider to be a strong governance structure already in place, including the appointment of an influential Independent Lead Trustee with a strong voice. The Independent Lead Trustee works with our Chairman of the Board and other Board members to provide strong, independent oversight of our management and affairs. Among other things, the Independent Lead Trustee reviews and provides input on Board meeting agendas as well as the quality, quantity and timeliness of information sent to our Board, coordinates with committee chairs to ensure the committees are fulfilling the responsibilities set forth in their respective charters, serves as the principal liaison between our Chairman of the Board and the independent Trustees, and chairs an executive session of the independent Trustees at each regularly scheduled Board meeting. Our Board has appointed Mr. Hadley as Independent Lead Trustee.

Together, our Chairman of the Board and the Independent Lead Trustee provide leadership to our Board and work with our Board to define its structure and activities in the fulfillment of its responsibilities.

Risk Oversight

Our Board and its committees oversee our risk management process, while supporting organizational objectives, improving long-term organizational performance and creating shareholder value. A fundamental part of risk management oversight is not only understanding the risks a company faces and what steps management is taking to manage those risks, but also understanding what level of risk is appropriate for the Company. The involvement of the full Board in our business strategy is a key part of its assessment of management’s appetite for risk and also a determination of what constitutes an appropriate level of risk for the Company. While the Board has the ultimate oversight responsibility for the risk management process, particularly with respect to credit risk, interest rate risk, market risk and other risks specific to the mortgage and REIT industries, the committees of our Board also share responsibility for overseeing risk management. For example, the Audit Committee focuses on financial risk, including internal controls, and receives an annual risk assessment report from our internal auditors. The Nominating and Corporate Governance Committee focuses on risks associated with the independence of our Trustees and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board is regularly informed through committee reports about the nature of all such risks.

Board Committees and Charters

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics, which sets forth the basic principles and guidelines for resolving various legal and ethical questions that may arise in the workplace and in the conduct of our business. This code is applicable to all of our officers and Trustees, as well as to the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf.

Corporate Governance Guidelines

We have adopted Corporate Governance Guidelines which, in conjunction with the charters and key practices of our board committees, provide the framework for the governance of our company.

Other Charters

The Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee have also adopted written charters that govern their conduct.

Where You Can Find These Documents

Our Code of Business Conduct and Ethics, Corporate Governance Guidelines, Audit Committee Charter, Compensation Committee Charter and Nominating and Corporate Governance Committee Charter are available on our website (www.PennyMac-REIT.com). We will provide copies of these documents free of charge to any shareholder who sends a written request to Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, California 93021.

Audit Committee

Our Board has established an Audit Committee, which is comprised of three independent Trustees, Messrs. Carnahan, Hadley and Willey. Mr. Hadley chairs the Audit Committee, and he and Mr. Carnahan each serve as an “audit committee financial expert,” as that term is defined by the SEC. Each of the members of the Audit Committee is “financially literate” under the rules of the NYSE. The Audit Committee assists our Board in overseeing:

o	our accounting and financial reporting processes;

o	the integrity and audits of our financial statements;

o	our compliance with legal and regulatory requirements;

o	the qualifications and independence of our independent registered public accounting firm; and

o	the performance of our independent registered public accounting firm and any internal auditors.

The Audit Committee is also responsible for engaging our independent registered public accounting firm, reviewing with our independent registered public accounting firm the plans and results of the audit engagement, approving professional services provided by our independent registered public accounting firm, considering the range of audit and non-audit fees, and reviewing the adequacy of our internal accounting controls.

Our Board has determined that all of the Trustees serving on the Audit Committee are independent under the current NYSE independence requirements and SEC rules. The activities of the Audit Committee are described in greater detail below under the caption “Report of the Audit Committee.”

Compensation Committee

Our Board has established a Compensation Committee, which is comprised of three independent Trustees, Messrs. Halvorsen and Marcus and Ms. Stewart. Mr. Marcus chairs the Compensation Committee, the principal functions of which are to:

o	evaluate the performance of our officers;

o	evaluate the performance of our Manager and our Servicer;

o
review the compensation and fees payable to our Manager under our management agreement (the “management agreement”) and our Servicer under our loan servicing agreement (the “servicing agreement”) and other services agreements;

o	recommend to the Board the compensation for our independent Trustees; and

o	administer the issuance of any securities under our equity incentive plan.

Our Board has determined that all of the Trustees serving on the Compensation Committee are independent under the current NYSE independence requirements and SEC rules. For additional information on the Compensation Committee, please see the section below entitled “Compensation Committee Report.”

Nominating and Corporate Governance Committee

Our Board has established a Nominating and Corporate Governance Committee, which is comprised of three independent Trustees, Messrs. Halvorsen and Marcus and Ms. Stewart. Ms. Stewart chairs the Nominating and Corporate Governance Committee, which is responsible for seeking, considering and recommending to the full Board qualified candidates for election as Trustees and then recommending nominees for election as Trustees at the annual meeting of shareholders. It also periodically prepares and submits to our Board for adoption the Nominating and Corporate Governance Committee’s selection criteria for Trustee nominees. It reviews and makes recommendations on matters involving the general operation of our Board and our corporate governance, and annually recommends to our Board nominees for each of its committees. In addition, the Nominating and Corporate Governance Committee annually facilitates the assessment of the performance of the individual committees and our Board as a whole and reports thereon to our Board.

The Nominating and Corporate Governance Committee is responsible for developing the general criteria, subject to approval by the full Board, for use in identifying, evaluating and selecting qualified candidates for election or re-election to our Board. The Nominating and Corporate Governance Committee periodically reviews with our Board the appropriate skills and characteristics required of Board members in the context of the current make up of our Board. Final approval of trustee candidates is determined by the full Board, and invitations to join our Board are extended by our Chairman of the Board on behalf of the entire Board.

The Nominating and Corporate Governance Committee, in accordance with our Corporate Governance Guidelines, seeks to create a board that is strong in its collective knowledge and has skills and experience with respect to accounting and finance, management and leadership, vision and strategy, business operations, business judgment, risk management, corporate governance, and knowledge of the mortgage industry and the global markets. The Nominating and Corporate Governance Committee also focuses on issues of diversity, such as diversity of gender, race and national origin, education, professional experience, and differences in viewpoints and skills. We do not have a formal policy with respect to diversity; however, our Board and Nominating and Corporate Governance Committee believe that it is essential that our Trustees represent diverse viewpoints and backgrounds. In considering candidates for our Board, the Nominating and Corporate Governance Committee considers the entirety of each candidate’s credentials in the context of these standards and in light of the needs of our Board and the Company at that time, given the then current mix of Trustee attributes. The Nominating and Corporate Governance Committee also considers a candidate’s accessibility and availability to serve effectively on our Board, and it conducts inquiries into the background and qualifications of potential candidates. With respect to the nomination of continuing Trustees for re-election, the individual’s past contributions to our Board are also considered.

The Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating nominees for Trustee. The Nominating and Corporate Governance Committee assesses the appropriate size of our Board and whether any vacancies on our Board are expected due to retirement or otherwise. In the event that a vacancy is anticipated, or otherwise arises, the Nominating and Corporate Governance Committee considers whether to fill any such vacancy and, if so, various potential candidates for Trustee. These candidates are evaluated at regular or special meetings of the Nominating and Corporate Governance Committee, and may be considered at any point during the year. In evaluating such nominations, the Nominating and Corporate Governance Committee seeks to achieve a balance of knowledge, experience and capability on our Board.

Candidates may come to the attention of the Nominating and Corporate Governance Committee through current members of our Board, professional search firms or other persons. The Nominating and Corporate Governance Committee will also consider recommendations for nominees properly submitted by our shareholders. These recommendations should be submitted in writing to our Secretary at our principal executive offices, located at 6101 Condor Drive, Moorpark, California 93021. If any materials are provided by a shareholder in connection with a recommendation for a Trustee nominee, such materials are forwarded to the Nominating and Corporate Governance Committee. Following verification of the shareholder status of persons proposing candidates, recommendations are aggregated and considered by the Nominating and Corporate Governance Committee at a regularly scheduled or special meeting.

Our Board has determined that all of the Trustees serving on the Nominating and Corporate Governance Committee are independent under the current NYSE independence requirements.

Communications with our Board of Trustees

Interested persons may communicate their concerns by sending written communications to the Board, committees of the Board and individual Trustees by mailing those communications to:

Specified Addressee
c/o PennyMac Mortgage Investment Trust
6101 Condor Drive
Moorpark, CA 93021
Email: investorrelations@pnmac.com
Attention: Investor Relations

These communications are sent by us directly to the specified addressee.

Attendance by Members of our Board at the 2011 Annual Meeting of Shareholders

We require each member of the Board to attend our annual meeting of shareholders except for absences due to causes beyond the reasonable control of the Trustee. All current members of our Board attended the 2011 Annual Meeting of Shareholders.

Board and Committee Meetings

During Fiscal 2011, our Board and the Audit Committee each held nine meetings. During such period, the Compensation Committee and the Nominating and Corporate Governance Committee each held two meetings. Each Trustee attended at least 75% of the aggregate number of meetings held in Fiscal 2011 by our Board and each committee on which such Trustee served except Mr. Marcus, who attended 69% of such meetings.

Meetings of Non-Management Trustees

Our Corporate Governance Guidelines require that our Board hold at least four regularly scheduled meetings each year for our non-management Trustees. These meetings, which are designed to promote unfettered discussions among our non-management Trustees, are presided over by the Independent Lead Trustee, Mr. Hadley. During Fiscal 2011, our non-management Trustees held four meetings.

OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers:

Name	Age	Position Held with the Company
Stanford L. Kurland	59	Chairman of the Board and Chief Executive Officer
David A. Spector	49	Trustee, President and Chief Operating Officer
Andrew S. Chang	34	Chief Business Development Officer
Vandad Fartaj	37	Chief Investment Officer
Jeffrey P. Grogin	51	Chief Administrative and Legal Officer, and Secretary
Doug Jones	55	Chief Correspondent Lending Officer
Anne D. McCallion	57	Chief Financial Officer
David M. Walker	56	Chief Credit Officer

Biographical information for Messrs. Kurland and Spector is provided above under the caption “Our Trustees.” Certain biographical information for the other executive officers is set forth below.

Andrew S. Chang. Mr. Chang has been our Chief Business Development Officer since our formation in May 2009 and holds the same title at PennyMac, where he has served since May 2008. Mr. Chang is responsible for sourcing investment opportunities and overseeing our corporate development activities. Prior to joining PennyMac, from May 2005 to May 2008, Mr. Chang was a director at BlackRock, Inc. and a leader in its advisory services practice, specializing in financial strategy and risk management for banks and mortgage companies. Mr. Chang is an experienced financial services executive with strong backgrounds in corporate finance and mortgage banking.

Vandad Fartaj. Mr. Fartaj has been our Chief Investment Officer since March 2010 and holds the title of Chief Capital Markets Officer at PennyMac, where he has served since April 2008. Mr. Fartaj is responsible for all capital markets activities, including asset valuation, trading, hedging and research. Prior to joining PennyMac, he was employed in a variety of positions, including vice president, whole loan trading, at Countrywide Securities Corporation, a broker-dealer, where he was employed from November 1999 to April 2008. Mr. Fartaj has substantial experience in mortgage banking, including whole loan trading and managing interest rate risk and credit risk.

Jeffrey P. Grogin. Mr. Grogin has been our Chief Administrative and Legal Officer, and Secretary since February 2012, and he previously served as our Chief Legal Officer and Secretary since our formation in May 2009. He also holds the title of Chief Administrative and Legal Officer, and Secretary at PennyMac, where he has served since PennyMac’s formation in January 2008. Mr. Grogin is responsible for overseeing our legal management and affairs, administration and human resources. Mr. Grogin is an owner of Snood, LLC, a computer games publisher, where he has served as president since 1999. Mr. Grogin has significant experience in real estate, mergers and acquisitions, securities, and mortgage banking law.

Doug Jones. Mr. Jones has been our Chief Correspondent Lending Officer since June 2011 and holds the same title at PennyMac. Mr. Jones is responsible for all business activities and production within our correspondent lending segment. Prior to joining PennyMac, Mr. Jones was the senior managing director, correspondent lending at Countrywide (and Bank of America Corporation, as its successor) from 1997 until 2011, where he was responsible for managing and overseeing Countrywide’s correspondent and warehouse lending operations. Mr. Jones is an experienced mortgage banking executive with significant experience in the correspondent lending and warehouse lending businesses.

Anne D. McCallion. Ms. McCallion has been our Chief Financial Officer since our formation in May 2009 and holds the same title at PennyMac. Ms. McCallion is responsible for overseeing our financial management, reporting and controls, compliance, and tax management. Prior to joining PennyMac, Ms. McCallion was employed by Countrywide (and Bank of America Corporation, as its successor), where she worked in a variety of executive positions, including deputy chief financial officer and senior managing director, finance, from 1991 to 2008. Ms. McCallion is a seasoned finance and accounting executive with considerable experience in the financial services industry and, more specifically, the mortgage banking sector.

David M. Walker. Mr. Walker has been our Chief Credit Officer since our formation in May 2009 and holds the titles of Chief Operating Officer and Chief Credit Officer at PennyMac, where he has served since PennyMac’s formation in January 2008. Mr. Walker is responsible for credit and portfolio management activities, and new loan underwriting and modification standards. Prior to joining PennyMac, Mr. Walker served as chief credit officer at New World Financial from April 2007 to January 2008. From 1992 to 2007, Mr. Walker was employed in a variety of executive positions at Countrywide and its subsidiaries, including a role as chief lending officer for Countrywide Bank, N.A., where he was responsible for the bank’s lending, credit and portfolio management activities. Mr. Walker is an experienced mortgage banking executive with specific expertise in the areas of lending and credit.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS

The following table sets forth certain information relating to the beneficial ownership of our common shares by each person or entity known to the Company to be the beneficial owner of more than five percent of our common shares, based on our review of publicly available statements of beneficial ownership filed with the SEC on Schedules 13D and 13G as of April 2, 2012.

Name and Address of Beneficial Owner	Number of Shares Owned	Percent of Class(1)
Blue Ridge Capital, L.L.C.(2) 660 Madison Avenue, 20th Floor New York, NY 10065-8405	2,384,000	7.66%
Highbridge Capital Management, LLC(3) 40 West 57th Street, 33rd Floor New York, New York 10019	2,160,120	6.94%

——————
(1)
The “Percent of Class” reported in this column has been calculated based upon 31,116,878 common shares outstanding as of the record date, April 2, 2012, and may differ from the “Percent of Class” reported in statements of beneficial ownership filed with the SEC.

(2)
As reported in an Amendment No. 1 to Schedule 13G filed with the SEC on February 14, 2012 by Blue Ridge Capital, L.L.C. (“BRC”), Blue Ridge Limited Partnership (“BRLP”), Blue Ridge Offshore Master Limited Partnership (“BROMLP”) and John A. Griffin. The filers are collectively referred to as the “Blue Ridge reporting persons.” In the Schedule 13G Amendment, the Blue Ridge reporting persons do not affirm the existence of a group and disclose that Mr. Griffin is the managing member of BRC, which is the investment manager of BRLP and BROMLP. The Blue Ridge reporting persons disclose that, taken as a whole, they have shared voting and dispositive power as to 2,384,000 shares. The respective Blue Ridge reporting persons disclose voting and dispositive power as follows: BRLP, shared voting and dispositive power as to 1,514,800 shares; BROMLP, shared voting and dispositive power as to 869,200 shares; and BRC and Mr. Griffin, shared voting and dispositive power as to 2,384,000 shares.

(3)
As reported in an Amendment No. 3 to Schedule 13G filed with the SEC on February 14, 2012 by Highbridge International LLC (“HI”), Highbridge Long/Short Equity Fund, L.P. (“HLS LP”), Highbridge Long/Short Fund, Ltd. (“HLS Ltd”), Highbridge Long/Short Institutional Fund, Ltd. (“HLSI”), Highbridge Managed Portfolio Master, Ltd. (“HMP”), Highbridge Long-Term Equity Master Fund, L.P. (“HLT”), Highbridge Long/Short Equity Master Fund, L.P. (“HLSE”), Highbridge Capital Management, LLC (“HCM”), and Glenn Dubin. The filers are collectively referred to as the “Highbridge reporting persons.” In the Schedule 13G Amendment, the Highbridge reporting persons affirm the existence of a group and disclose that Mr. Dubin is the Chief Executive Officer of HCM, which is the trading manager of HI, HLS LP, HLS Ltd, HLSI, HLT and HLSE, and an advisor to HMP. The Highbridge reporting persons further disclose that, taken as a whole, they have shared voting and dispositive power as to 2,160,120 shares. The respective Highbridge reporting persons disclose voting and dispositive power as follows: HI, shared voting and dispositive power as to 1,073,287 shares; HLS LP, shared voting and dispositive power as to 0 shares; HLS Ltd, shared voting and dispositive power as to 0 shares; HLSI, shared voting and dispositive power as to 185,428 shares; HMP, shared voting and dispositive power as to 32,834 shares; HLT, shared voting and dispositive power as to 37,000 shares; HLSE, shared voting and dispositive power as to 831,571 shares; and each of HCM and Mr. Dubin, shared voting and dispositive power as to 2,160,120 shares. In addition, HCM and Mr. Dubin disclaim beneficial ownership of shares held by HI, HLS LP, HLS Ltd, HLSI, HMP, HLT and HLSE.

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth certain information as of April 2, 2012 relating to the beneficial ownership of our common shares by (i) each of our named executive officers and Trustees, and (ii) all of our executive officers and Trustees as a group. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power. Further, unless otherwise indicated, the address of the person is the address of our principal executive offices, 6101 Condor Drive, Moorpark, California, 93021.

	Shares Owned(1)
Name	Number		Percentage
Stanford L. Kurland	266,040	(2)(3)	*
David A. Spector	56,061		*
Anne D. McCallion	16,250		*
David M. Walker	14,375		*
Vandad Fartaj	14,375		*
Matthew Botein	34,089		*
Scott W. Carnahan	28,000		*
Randall D. Hadley	8,750		*
Clay A. Halvorsen	3,000		*
Joel S. Marcus	3,000		*
Stacey D. Stewart	2,250		*
Frank P. Willey	18,000		*
All Trustees, Trustee nominees and executive officers as a group (16 persons)	485,440		1.56%
——————
*	Represents less than 1.0% of the number of common shares outstanding as of the record date.

(1)
Based on 31,116,878 common shares outstanding as of the record date on a fully diluted basis. Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. A person is deemed to be the beneficial owner of any common shares if that person has or shares voting power or investment power with respect to those shares or has the right to acquire beneficial ownership at any time within 60 days of the record date. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares.

(2)	Includes 157,290 common shares owned by the Kurland Revocable Trust.

(3)	Includes 6,000 common shares owned by the Kurland Family Foundation, as to which Mr. Kurland disclaims any beneficial interest.

COMPENSATION OF TRUSTEES

We pay an annual Trustee’s fee of $50,000 to our Trustees who are independent under the NYSE listing standards. We pay an annual fee of $10,000 to the chair of the Audit Committee and an annual fee of $5,000 to the chairs of the Compensation Committee and the Nominating and Corporate Governance Committee. We pay an annual fee of $10,000 to our Independent Lead Trustee. Each independent Trustee also receives a fee of $2,000 for attendance at each in-person meeting and $1,000 for participation in each telephonic meeting of either our Board or a committee of our Board (unless a committee meeting is on the same day as a Board meeting), up to a maximum of $15,000 per year. The fees to our independent Trustees will be paid in cash or common shares at the election of each independent Trustee. Common shares issued in payment of Trustees’ fees will be valued based on the fair market value on the date of issuance and will vest immediately upon issuance. Further, all members of our Board will be reimbursed for their reasonable out of pocket costs and expenses in attending all meetings of our Board and its committees and certain other Company-related functions.

In addition, our Trustees are eligible to receive certain types of equity-based awards under our equity incentive plan. During fiscal 2011, each of Messrs. Botein and Wiedman and each of our independent Trustees received a grant of 2,250 restricted share units, which vest ratably over a three (3) year period beginning on the one (1) year anniversary of the date of the grant, March 8, 2011 and entitle the recipient thereof to receive dividend equivalents during the vesting period.

We also granted Mr. Botein 40,000 restricted share units and each independent Trustee 2,250 restricted share units at the time of their appointments to our Board upon the completion of our initial public offering. With respect to such restricted share units, Mr. Botein’s restricted share units vest ratably over a four-year period beginning on the one-year anniversary of the date of the grant, while the independent Trustee’s restricted share units vested in full on the one-year anniversary of the date of grant. Our equity incentive plan also provides that any independent Trustee newly elected or appointed to our Board will receive a one-time grant of 2,250 restricted share units on the date of election or appointment, which shares will vest in full on the one-year anniversary of the date of grant.

Prior to the vesting of a restricted share unit, such restricted share unit is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our equity incentive plan) or upon termination of the management agreement other than for cause (as defined in the management agreement), any restricted share unit not previously vested shall become fully vested and will be settled in our common shares.

Trustee Summary Compensation Table

The table below summarizes the compensation paid by the Company to Trustees for Fiscal 2011.

Name(1)	Fees Earned or Paid in Cash ($)(2)(3)	Stock Awards ($)(4)	Total ($)
Matthew Botein	—	42,390	42,390
Scott W. Carnahan	65,000	42,390	107,390
Randall D. Hadley	84,000	42,390	126,390
Clay A. Halvorsen	64,000	42,390	106,390
Joel S. Marcus	61,000	42,390	103,390
Stacey D. Stewart	66,000	42,390	108,390
Mark Wiedman	—	42,390	42,390
Frank P. Willey	64,000	42,390	106,390
——————
*
The columns for “Option Awards,” “Non-Equity Incentive Plan Compensation” and “Change in Pension Value,” “Nonqualified Deferred Compensation Earnings” and “All Other Compensation” have been omitted because they are not applicable.

(1)
Mr. Kurland, our Chairman of the Board and Chief Executive Officer, and Mr. Spector, a Trustee and our President and Chief Operating Officer, are not included in this table as they are officers of the Company and thus receive no compensation for their services as Trustees. Messrs. Kurland and Spector received compensation as officers of the Company for Fiscal 2011 as shown in the “2011 Summary Compensation Table.” Mr. Wiedman resigned from our Board, effective March 7, 2012.

(2)	Reflects fees earned by the Trustee in Fiscal 2011.

(3)
Mr. Botein is not considered to be an independent Trustee under the NYSE listing standards and thus generally receives no fees for his services as a Trustee. Mr. Wiedman was not considered to be an independent Trustee under the NYSE listing standards and received no fees while he served as a Trustee.

(4)
Reflects the full grant date fair value, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation — Stock Compensation (“FASB ASC TOPIC 718”), of restricted share units granted to the Trustee on March 8, 2011.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Our Compensation Discussion and Analysis describes our compensation program, objectives and policies for our Chief Executive Officer, our Chief Financial Officer and our three other most highly-compensated executive officers as of December 31, 2011 (the “named executive officers”).

Overview of Compensation Program and Philosophy

We have no employees. We are externally managed by our Manager pursuant to the management agreement. All of our named executive officers are employees of our Manager. We have not paid, and do not intend to pay, any salaries or bonuses to our named executive officers. We do not provide our named executive officers with pension benefits, perquisites or other personal benefits. We have no arrangements to make cash payments to our named executive officers upon their termination from service as our officers. While we do not pay our named executive officers any cash compensation, the Compensation Committee may grant our named executive officers equity-based awards intended to align their interests with the interests of our shareholders.

Following our 2011 Annual Meeting, we considered the advisory (non-binding) vote to approve our executive compensation when reviewing our compensation program, policies and decisions. Of those shareholders voting for or against the proposal to approve (by non-binding vote) our executive compensation, a majority of our shareholders, approximately (99.6%), voted to approve our executive compensation. We consider this vote as supportive of our executive compensation and, accordingly, have not made any changes in response thereto.

Cash and Other Compensation

We do not pay or accrue any salaries or bonuses to our named executive officers.

Equity-Based Compensation

The Compensation Committee may, from time to time pursuant to our equity incentive plan, grant our named executive officers certain equity-based awards, including options, restricted shares, restricted share units, unrestricted shares, LTIP units (a special class of partnership interests in our operating partnership) and other awards based on our shares. These awards are designed to align the interests of our named executive officers with those of our shareholders, by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends. These equity awards are generally subject to vesting requirements over a number of years, and are designed to promote the retention of management and to achieve strong performance for the Company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals.

We believe our compensation policies are particularly appropriate since we are an externally managed REIT. REIT regulations require us to pay at least 90% of our taxable income to shareholders as dividends. As a result, we believe that our shareholders are principally interested in receiving attractive risk-adjusted dividends and growth in dividends and book value. Accordingly, we want to provide an incentive to our named executive officers that rewards success in achieving these goals. Since we generally do not have the ability to retain earnings, we believe that equity-based awards serve to align the interests of named executive officers with the interests of our shareholders in receiving attractive risk-adjusted dividends and growth. Additionally, we believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be incentivized to grow book value for shareholders over time. We believe that this alignment of interests provides an incentive to our named executive officers to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

The Compensation Committee does not use a specific formula to calculate the number of equity awards and other rights awarded to named executive officers under our equity incentive plan. The Compensation Committee does not explicitly set future award levels/opportunities on the basis of what the named executive officers earned from prior awards. While the Compensation Committee will take past awards into account, it will not solely base future awards in view of those past awards. Generally, in determining the specific amounts to be granted to an individual, the Compensation Committee will take into account factors such as our performance, the individual’s position, his or her contribution to our performance, and general market practices, as well as the recommendations of our Manager.

2011 Restricted Share Unit Grants

We granted our named executive officers restricted share units under our equity incentive plan on March 8, 2011 in the following amounts: Mr. Kurland, 95,000 restricted share units; Mr. Spector, 60,000 share units; Ms. McCallion, 25,000 restricted share units; and Messrs. Fartaj and Walker, 17,500 restricted share units each. The restricted share units granted to our named executive officers vest ratably over a four-year period beginning on the one-year anniversary of the grant date and entitle the recipients thereof to receive dividend equivalents during the vesting period.

Prior to the vesting of a restricted share unit, such restricted share unit is generally subject to forfeiture upon termination of service to us. Upon a change in control (as defined in our equity incentive plan) or upon termination of the management agreement other than for cause (as defined in the management agreement), any restricted share unit not previously vested shall become fully vested and will be settled in our common shares.

In determining the number of restricted share units granted in Fiscal 2011, we considered, among other factors, the recommendations of our Manager and the report of FTI Consulting, Inc., a third party compensation consultant retained by our Compensation Committee for the purpose of analyzing our executive compensation policies and practices and our proposed awards under the equity incentive plan. The consultant considered a variety of factors, including the Company’s size and financial performance, the experience and positions of our named executive officers, and compensation provided to executive officers by our industry and sector peers.

Compensation Committee Report

Our Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to our Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

The Compensation Committee

Joel S. Marcus, Chairman Clay A. Halvorsen Stacey D. Stewart

2011 Summary Compensation Table

We do not provide any of our named executive officers with any cash compensation or bonus, nor do we provide any named executive officers with pension benefits or nonqualified deferred compensation plans. We have not entered into any employment agreements with any person, and are not obligated to make any cash payments upon termination of employment or a change in control of us.

During the year ended December 31, 2011, we granted to our named executive officers long-term equity compensation in the form of restricted share units pursuant to our equity incentive plan. The “2011 Summary Compensation Table” below lists the annual compensation for our named executive officers relating to equity awards received from us in Fiscal 2011, Fiscal 2010, and Fiscal 2009.

Name & Principal Position	Year	Stock Awards ($)(1)	Total ($)

Stanford L. Kurland	2011	1,789,800	1,789,800
Chairman of the Board and	2010	—	—
Chief Executive Officer	2009	575,676	575,676

David A. Spector	2011	1,130,400	1,130,400
Trustee, President and	2010	—	—
Chief Operating Officer	2009	431,957	431,957

Anne D. McCallion	2011	327,659	327,659
Chief Financial Officer	2010	—	—
	2009	143,919	143,919

David M. Walker	2011	329,700	329,700
Chief Credit Officer	2010	—	—
	2009	143,919	143,919

Vandad Fartaj	2011	229,361	229,361
Chief Investment Officer	2010	211,772	211,772
	2009	27,050	27,050

——————
*
The columns for “Salary,” “Bonus,” “Option Awards,” “Non-Equity Incentive Plan Compensation,” “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” and “All Other Compensation” have been omitted because they are not applicable.

(1)
Reflects the full grant date fair value, as determined in accordance with FASB ASC TOPIC 718, of the restricted share units granted to our named executive officers in Fiscal 2011, Fiscal 2010 and Fiscal 2009 pursuant to our equity incentive plan.

2011 Grants of Plan-Based Awards

The following table provides information about our plan-based awards granted under our equity incentive plan to our named executive officers in 2011.

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock or Units (#)(1)	Grant Date Fair Value of Equity Awards ($)(2)
Stanford L. Kurland Equity Incentive Plan Award	March 8, 2011	95,000	1,789,800
David A. Spector Equity Incentive Plan Award	March 8, 2011	60,000	1,130,400
Anne D. McCallion Equity Incentive Plan Award	March 8, 2011	25,000	327,659
David M. Walker Equity Incentive Plan Award	March 8, 2011	17,500	329,700
Vandad Fartaj Equity Incentive Plan Award	March 8, 2011	17,500	229,361

——————
*
The columns for “Estimated Future Payouts Under Non-Equity Incentive Plan Awards,” “Estimated Future Payouts Under Equity Incentive Plan Awards,” “All Other Option Awards: Number of Securities Underlying Options,” and “Exercise or Base Price of Option Awards” have been omitted because they are not applicable.

(1)	Reflects the number of restricted share units granted to the named executive officer on March 8, 2011.

(2)	The value of a restricted share unit shown in this column is determined in accordance with FASB ASC TOPIC 718.

2011 Outstanding Equity Awards at Fiscal Year-End

The following table provides information about outstanding equity awards of our named executive officers as of the end of Fiscal 2011.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)
Stanford L. Kurland	135,000	2,243,700
David A. Spector	90,000	1,495,800
Anne D. McCallion	35,000	581,700
David M. Walker	27,500	457,050
Vandad Fartaj	31,900	530,178

——————
*
The columns for “Option Awards,” “Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested,” and “Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested” have been omitted because they are not applicable.

(1)
Reflect restricted share units granted to each named executive officer, which units vest in equal installments for a four-year period commencing on the one-year anniversary of the respective grant date. The number of restricted share units that had not vested as of the end of Fiscal 2011 and the respective grant dates for such units are as follows: Mr. Kurland, 40,000 and 95,000 on August 4, 2009 and March 8, 2011, respectively; Mr. Spector, 30,000 and 60,000 on August 4, 2009 and March 8, 2011, respectively; Ms. McCallion, 10,000 and 25,000 on August 4, 2009 and March 8, 2011, respectively; Mr. Fartaj, 1,200, 13,200 and 17,500 on August 4, 2009, March 2, 2010 and March 8, 2011, respectively; and Mr. Walker, 10,000 and 17,500 on August 4, 2009 and March 8, 2011, respectively.

2011 Options Exercised and Stock Vested

The following table sets forth certain information with respect to our named executive officers regarding options exercised and stock vested during Fiscal 2011.

Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Stanford L. Kurland	20,000	330,000
David A. Spector	15,000	247,500
Anne D. McCallion	5,000	82,500
David M. Walker	5,000	82,500
Vandad Fartaj	5,000	82,808
——————
*	The columns for “Option Awards” have been omitted because they are not applicable.

2011 Pension Benefits

The table for “Pension Benefits” has been omitted because it is not applicable. We do not provide any of our named executive officers with any pension plans or benefits.

2011 Nonqualified Deferred Compensation

The table for “Nonqualified Deferred Compensation” has been omitted because it is not applicable. We do not provide any of our named executive officers with any nonqualified deferred compensation plans or benefits.

Potential Payments upon Termination of Employment

We do not have any employment agreements with any of our named executive officers and are not obligated to make any payments to them upon termination of employment.

Potential Post-Employment Payments and Payments on a Change in Control

None of our named executive officers has the right to terminate employment and receive severance payments from us and we are not required to make payments to a named executive officer upon a change of control of us. However, all unvested restricted share units we have granted under our equity incentive plan will vest immediately upon our change of control (as defined in our equity incentive plan) or upon the termination of the management agreement between us and our Manager other than for cause (as defined in the management agreement). Assuming that the triggering event took place on December 31, 2011, the value of the vested restricted share units for each named executive officer would be the same as the respective values set forth in the second column of the table presented in the section entitled “2011 Outstanding Equity Awards at Fiscal Year-End.”

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is comprised solely of the following independent Trustees: Mr. Marcus, Chairman, Mr. Halvorsen and Ms. Stewart. None of them has ever served as an officer or employee of the Company or any of our affiliates or has any other business relationship or affiliation with the Company, except his or her service as a Trustee. During Fiscal 2011, none of our executive officers served as a director or a member of the compensation committee of another entity, one of whose executive officers was a Trustee or a member of our Compensation Committee.

Compensation Risks

We believe that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on the Company. Because we have no employees, and our executive officers and other personnel who conduct our regular business are employees of our Manager or Servicer, we do not pay cash compensation to any of these officers or other personnel. Rather, we use long-term incentive compensation in the form of equity-based awards, which we issue under our equity incentive plan. The long-term incentive compensation awards are designed to align the interests of our officers and service providers with those of our shareholders, all of whom will share together in the creation of value through capital appreciation and dividends. We believe that equity-based awards are consistent with our shareholders’ interest in book value growth as these individuals will be less incentivized to take short-term risk and more incentivized to grow book value for shareholders over time.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

This section discusses certain direct and indirect relationships and transactions involving us and certain persons related to us.

Management Agreement

We are externally managed and advised by our Manager pursuant to a management agreement executed in connection with our initial public offering. The management agreement requires our Manager to oversee our business affairs in conformity with the investment policies that are approved and monitored by our Board. Our Manager is responsible for our day-to-day management and will perform such services and activities related to our assets and operations as may be appropriate.

Pursuant to the management agreement, our Manager is entitled to a base management fee equal to 1.50% per annum, calculated and payable quarterly in arrears, of our shareholders’ equity. For purposes of calculating the base management fee, our “shareholders’ equity” means the sum of the net proceeds from any issuances of our equity securities since formation (allocated on a pro rata daily basis for such issuances during the fiscal quarter of any such issuance), plus our retained earnings at the end of such quarter (without taking into account any non-cash equity compensation expense incurred in current or prior periods), less any amount that we pay for repurchases of our common shares (allocated on a pro rata daily basis for such repurchases during the fiscal quarter of any such repurchase), and less any unrealized gains, losses or other non-cash items that have impacted shareholders’ equity as reported in our financial statements prepared in accordance with accounting principles generally accepted in the United States (“GAAP”), regardless of whether such items are included in other comprehensive income or loss, or in net income. This amount excludes one-time events pursuant to changes in GAAP, and certain other non-cash charges after discussions between our Manager and our independent Trustees and after approval by a majority of our independent Trustees.

Our Manager is also entitled to an incentive fee that is payable quarterly in arrears in an amount equal to 20% per annum of the dollar amount by which “core earnings,” on a rolling four-quarter basis and before the incentive fee, exceeds an 8% incentive fee hurdle rate, which is calculated as the product of (1) the weighted average of the issue price per share of all of our public offerings multiplied by the weighted average number of common shares outstanding (including, for the avoidance of doubt, restricted share units) in the four-quarter period and (2) 8%. Core earnings for the initial quarter were calculated from the settlement date of our initial public offering on an annualized basis. Core earnings is a non-GAAP measure and is defined as GAAP net income (loss) excluding non-cash equity compensation expense, and less any unrealized gains, losses or other non-cash items recorded in the period, regardless of whether such items are included in other comprehensive income or loss, or in net income. The amount will be adjusted to exclude one-time events pursuant to changes in GAAP and certain other non-cash charges after discussions between our Manager and our independent Trustees and after approval by a majority of our independent Trustees. In addition, any amounts that we pay to our Manager and the underwriters relating to the conditional payment of the underwriting discount in connection with our initial public offering will be excluded from the calculation of core earnings. For purposes of calculating the incentive fee, to the extent we have a net loss in core earnings from a period prior to the rolling four-quarter period that has not been offset by core earnings in a subsequent period, such loss will continue to be included in the rolling four-quarter calculation until it has been fully offset. We also reimburse our Manager for certain costs and expenses borne by our Manager and its affiliates on our behalf.

Our Manager earned approximately $6.7 million in base management fees and no incentive fees in Fiscal 2011.

Servicing Agreement

We have also entered into a servicing agreement with our Servicer pursuant to which our Servicer will provide servicing for our portfolio of residential mortgage loans. The loan servicing to be provided by our Servicer will include collecting principal, interest and escrow account payments, if any, with respect to mortgage loans, as well as managing loss mitigation, which may include, among other things, collection activities, loan workouts, modifications, foreclosures and short sales. Our Servicer may also engage in certain loan origination activities that include refinancing mortgage loans and financings that facilitate sales of real estate owned properties, or REOs.

Our Servicer is entitled to base servicing fees in connection with our portfolio of distressed assets. Base servicing fees are calculated as a percentage of the unpaid principal balance of the mortgage loans, with the actual percentage being based on the risk characteristics of the loans in a particular pool. Such risk characteristics include market value of the underlying properties, creditworthiness of the borrowers, seasoning of the loans, degree of current and expected loan defaults, current loan-to-value ratios, borrowers’ payment history and debt-to-income levels. The base servicing fees range from 30 to 100 basis points per annum of the unpaid principal balance of such loans and are competitive with those charged by specialty servicers for distressed assets. The risk characteristics used in calculating the base servicing fee for a particular portfolio of distressed assets are consistent with the assumptions used by our Manager in determining the bid for that portfolio.

Our Servicer is also entitled to certain customary market-based fees and charges, including boarding and de-boarding fees, disposition fees, assumption, modification and origination fees and late charges, as well as interest on funds on deposit in custodial accounts. In the event our Servicer effects a refinancing of a loan on our behalf and not through a third party lender and the resulting loan is readily saleable, our Servicer is entitled to receive from us fees and other compensation based on market-based pricing and terms that are consistent with the pricing and terms offered by our Servicer to unaffiliated third parties on a retail basis. Similarly, when our Servicer originates a loan to facilitate the disposition of real estate that we have acquired through foreclosure, our Servicer is entitled to a fee in the same amount. In addition, to the extent we participate in the U.S. Treasury’s Home Affordable Modification Program (or other similar mortgage loan modification programs), or HAMP, which establishes standard loan modification guidelines for “at risk” homeowners and provides incentive payments to certain participants, including loan servicers, for achieving modifications and successfully remaining in the program, our Servicer will retain any incentive payments made to it and to which it is entitled in connection with our participation therein, provided, however, that with respect to any such incentive payments paid to our Servicer in connection with a mortgage loan modification for which we previously paid our Servicer a modification fee, our Servicer shall reimburse us an amount equal to the lesser of such modification fee and such incentive payments.

Our Servicer is also entitled to base servicing fees in connection with our correspondent lending business. The base servicing fees range from 5 to 20 basis points per annum of the unpaid principal balance of such loans and are competitive with those charged by other servicers for newly originated mortgage loans. In addition to base servicing fees for such loans, our Servicer is entitled to collect other customary market-based fees and charges as described in the preceding paragraph. Our Servicer also provides us with certain mortgage banking services related to the correspondent lending business, including fulfillment and disposition related services. We pay our Servicer a fulfillment fee based on a percentage of the unpaid principal balance of the mortgage loans. The fulfillment fee for such services is currently 50 basis points. We collect interest income and a sourcing fee of three basis points for each mortgage loan we purchase from a correspondent and sell to our Servicer for ultimate disposition to a third party where we are not approved or licensed to sell to such third party.

Our Servicer earned approximately $9.7 million in base servicing fees and approximately $3.7 million in other customary market-based fees in Fiscal 2011. In connection with our correspondent lending business, we also paid our Servicer approximately $1.7 in fulfillment fees and collected from our Servicer approximately $0.2 million in sourcing fees.

Approval of Related Person Transactions

Our Code of Business Conduct and Ethics requires all of our personnel to be scrupulous in avoiding a conflict of interest as it relates to our interests and the interests of our officers and Trustees or the interests of the employees, officers and directors of our Manager and Servicer when such individuals are acting for or on our behalf. The code prohibits us from, among other things, entering into a transaction or a business relationship with such a related person or an immediate family member of such related person or with a company in which such a related person or such immediate family member has a substantial financial interest, unless such transaction and relationship are disclosed to and approved in advance by our Board.

We have also adopted a policy that specifically governs related party transactions. The policy generally prohibits any related party transaction unless it is approved by a majority of our independent Trustees in accordance with the policy. With certain exceptions, a related party transaction is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we (including any of our subsidiaries) were, are or will be a participant and the amount involved exceeds $120,000 in the aggregate in any calendar year, and in which any related party has, had or will have a direct or indirect interest. A related party is any person who is, or at any time since the beginning of our last fiscal year was, a Trustee or executive officer of the Company or a nominee to become a trustee of the Company; any person who is known to be the beneficial owner of more than 5% of any class of our voting securities; any immediate family member of any of the foregoing persons (which means any child, stepchild, parent, stepparent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of any of the foregoing persons); and any firm, corporation or other entity in which any of the foregoing persons is employed or is a general partner or principal or in a similar position or in which such person has a 5% or greater beneficial ownership interest.

The related party transactions policy governs the process for identifying potential related party transactions and seeking review, approval and/or ratification of such transactions. In addition, each of our Trustees and executive officers is required to complete an annual disclosure questionnaire and report all transactions with us in which they and their immediate family members had or will have a direct or indirect material interest with respect to us. We review these questionnaires and, if we determine that it is necessary, discuss any reported transactions with the entire Board in accordance with the related party transactions policy.

REPORT OF THE AUDIT COMMITTEE

Since the consummation of our initial public offering, the Audit Committee has been comprised entirely of independent Trustees. The Board has determined that all of the members of the Audit Committee meet the independence and experience requirements of the New York Stock Exchange (“NYSE”) and that Messrs. Hadley and Carnahan are Audit Committee financial experts within the meaning of the applicable rules of the Securities and Exchange Commission (“SEC”) and the NYSE.

The Audit Committee met nine times in 2011. The Audit Committee met with the Chief Financial Officer at each of our meetings, and with our independent registered public accounting firm at all but two of our meetings. The Audit Committee’s agenda is established by the Audit Committee’s chairman. The Audit Committee engaged Deloitte & Touche LLP as our independent registered public accounting firm and reviewed with our Chief Financial Officer and our independent registered public accounting firm the overall audit scope and plans, the results of the external audit examination, evaluations by our independent registered public accounting firm of our internal controls and the quality of our financial reporting.

The Audit Committee has reviewed and discussed the audited financial statements with management, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. In addressing the quality of management’s accounting judgments, members of the Audit Committee asked for and received management’s representations that our audited financial statements have been prepared in conformity with accounting principles generally accepted in the United States.

The Audit Committee also discussed with our independent registered public accounting firm other matters required to be discussed by a registered public accounting firm with the Audit Committee under the standards of Public Company Accounting Oversight Board (United States) (required communication with the Audit Committee). The Audit Committee received and discussed with our independent registered public accounting firm their annual written report on their independence from us and our management, which is made pursuant to applicable requirements of the Public Company Accounting Oversight Board and considered with our independent registered public accounting firm whether the provision of non-audit services is compatible with our independent registered public accounting firm’s independence.

In performing all of these functions, the Audit Committee acts only in an oversight capacity and, necessarily, in its oversight role, the Audit Committee relies on the work and assurances of our management, which has the primary responsibility for financial statements and reports, and of our independent registered public accounting firm, who, in their report, express an opinion on the conformity of our annual financial statements to generally accepted accounting principles and on the effectiveness of our internal control over financial reporting as of year-end.

In reliance on these reviews and discussions, and the report of our independent registered public accounting firm, the Audit Committee recommended to our Board, and our Board approved, the inclusion of our audited financial statements in our Annual Report on Form 10-K for Fiscal 2011, filed with the SEC on March 9, 2012.

The foregoing report has been furnished by the current members of the Audit Committee:

The Audit Committee

Randall D. Hadley, Chairman Scott W. Carnahan Frank P. Willey

PROPOSAL I
ELECTION OF TRUSTEES

We are presenting a proposal to elect four (4) Class III Trustees, each for a term expiring at our 2015 annual meeting of shareholders, subject to the election and qualification of their successors or to their earlier death, resignation or removal.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE FOR RANDALL D. HADLEY, CLAY A. HALVORSEN, STANFORD L. KURLAND AND DAVID A. SPECTOR AS TRUSTEES TO SERVE UNTIL OUR 2015 ANNUAL MEETING OF SHAREHOLDERS AND UNTIL THEIR RESPECTIVE SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

The persons named in the enclosed proxy will vote to elect Randall D. Hadley, Clay A. Halvorsen, Stanford L. Kurland and David A. Spector as Class III Trustees, unless you specify a contrary choice or withhold the authority of these persons to vote for the election of any or all of the nominees by marking the proxy to that effect.

PROPOSAL II
RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We are presenting a proposal to ratify the appointment of our independent registered public accounting firm, Deloitte & Touche LLP and its affiliated entities, or Deloitte, which has served as our independent registered public accounting firm since our formation in May 2009. During this time, Deloitte has performed accounting and auditing services for us. We expect that representatives of Deloitte will be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions. If the appointment of Deloitte is not ratified, the Audit Committee will reconsider the appointment.

OUR BOARD OF TRUSTEES RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR 2012.

Relationship with Independent Registered Public Accounting Firm

In addition to performing the audits of our financial statements in Fiscal 2011 and Fiscal 2010, Deloitte provided other audit-related and non-audit-related services for us during Fiscal 2011 and Fiscal 2010.

Fees to Registered Public Accounting Firm for 2011 and 2010

The following table shows the fees billed by Deloitte for the audit and other services it provided to us in respect of Fiscal 2011 and Fiscal 2010.

	2011	2010
Audit Fees(1)	$651,857	$263,030
Audit-Related Fees(2)	132,240	42,410
Tax Fees(3)	192,427	118,450
All Other Fees	—	—
Total	$976,524	$423,890
——————
(1)
Audit Fees consist of fees for professional services rendered during the audit of our annual consolidated financial statements and our internal control over financial reporting, and for the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q.

(2)
Audit-Related Fees consist of fees for professional services provided for the review of our registration statement on Form S-3, including any amendments, and the issuance of comfort letters and consents in connection with SEC filings.

(3)	Tax Fees consist of fees for professional services rendered for tax compliance, tax planning and tax advice.

Pre-approval Policies and Procedures

The Audit Committee approved all services performed by Deloitte during Fiscal 2011 in accordance with applicable SEC requirements. The Audit Committee has also pre-approved the use of Deloitte for certain audit-related and non-audit-related services, setting a specific limit on the amount of such services that we may obtain from Deloitte before additional approval is necessary. in addition, the Audit Committee has delegated to the Chair of the Audit Committee the authority to approve both audit-related and non-audit-related services provided by Deloitte.

PROPOSAL III
ADVISORY (NON-BINDING) VOTE ON
EXECUTIVE COMPENSATION

As required pursuant to Section 14A of the Exchange Act, we are presenting a proposal that gives shareholders the opportunity to cast an advisory (non-binding) vote on our executive compensation for named executive officers by voting for or against it. This is the second year that we are asking shareholders to vote on this type of proposal, known as a “say-on-pay” proposal. At our 2011 Annual Meeting of Shareholders, a majority of our shareholders, approximately (99.6%), voted to approve (on a non-binding basis) our executive compensation. At our 2011 Annual Meeting of Shareholders, shareholders were also asked to vote on whether the say-on-pay vote should be held annually, every two years or every three years. A majority of our shareholders, approximately (58%), indicated a preference for holding such vote on an annual basis. As a result, our Board of Trustees determined that we will hold an advisory (non-binding) vote to approve our executive compensation every year.

OUR BOARD OF TRUSTEES RECOMMENDS AN ADVISORY (NON-BINDING) VOTE “FOR” THE FOLLOWING RESOLUTION APPROVING OUR EXECUTIVE COMPENSATION PROGRAM:

“RESOLVED, that the compensation paid to PennyMac Mortgage Investment Trust’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this Proxy Statement, is hereby APPROVED.”

Supporting Statement

We do not pay or accrue any salaries or bonuses to our named executive officers. Rather, in our discretion, we may grant equity-based awards, which are designed to align the interests of named executive officers with the interests of our shareholders in growing dividends and book value over time. We believe equity-based awards align these interests by allowing our named executive officers to share in the creation of value for our shareholders through capital appreciation and dividends.

These equity awards are generally subject to vesting requirements over a number of years, and they are designed to promote the retention of management and achieve strong performance for our company. These awards provide a further benefit to us by enabling our Manager and Servicer to attract, motivate and retain talented individuals who are incentivized to implement strategies that will enhance our long-term performance and promote growth in dividends and growth in book value.

We encourage our shareholders to read the section in our Proxy Statement entitled “Compensation Discussion and Analysis,” in which we describe in greater detail our compensation program, objectives and policies for our named executive officers. For the reasons described above, we recommend that our shareholders endorse our compensation program for named executive officers. While our Board intends to carefully consider the shareholder vote resulting from this proposal, the final vote will not be binding on us and is advisory in nature.

 SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

We believe that based solely upon our review of copies of forms we have received or written representations from reporting persons, during Fiscal 2011, all filing requirements under Section 16(a) of the Exchange Act applicable to our officers, Trustees and beneficial owners of more than ten percent of our common shares were complied with on a timely basis except as follows. Due to administrative errors, Form 4 filings related to our March 8, 2011 grants of restricted share units were untimely filed, on March 14, 2011, for the following individuals: Messrs. Botein, Carnahan, Chang, Fartaj, Grogin, Hadley, Halvorsen, Kurland, Marcus, Spector, Walker, Wiedman and Willey; Mmes. McCallion and Stewart; and Gregory L. Hendry. Also as a result of administrative errors, a Form 4, which related to an August 4, 2011 sale of shares by Mr. Hendry, was untimely filed, on August 30, 2011, and a Form 4, which related to the August 30, 2011 contractual right of Mr. Botein to a distribution of shares from an entity in which he holds an interest, was untimely filed, on December 9, 2011.

ACCESS TO FORM 10-K

On written request, we will provide, without charge to each record or beneficial holder of our common shares as of April 2, 2012, a copy of our Annual Report on Form 10-K for Fiscal 2011 filed with the SEC, including the financial statements and schedules thereto, without the accompanying exhibits, by writing to Investor Relations, PennyMac Mortgage Investment Trust, 6101 Condor Drive, Moorpark, CA 93021. A list of exhibits is included in our Annual Report on Form 10-K and exhibits are available from us upon the payment to us of the cost of furnishing them.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, Proxy Statements and other information with the SEC. We make these materials available on our website, www.PennyMac-REIT.com, under “Financial Information/SEC Filings,” free of charge, as soon as reasonably practicable after we electronically file or furnish such materials to the SEC.

In addition, you may read and copy any reports, statements or other information that we file with the SEC at the SEC’s public reference room at Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. These SEC filings are also available to the public from commercial document retrieval services and at the Internet worldwide web site maintained by the SEC at http://www.sec.gov. Reports, Proxy Statements and other information concerning us may also be inspected at the offices of the NYSE, which is located at 20 Broad Street, New York, New York 10005.

OTHER MATTERS

As of the date of this Proxy Statement, the Board does not know of any matter that will be presented for consideration at the Meeting other than as described in this Proxy Statement.

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

DETACH AND RETURN THIS PORTION ONLY

The Board of Trustees recommends you vote FOR all of the Nominees to be elected under the following proposal:

1. Election of Trustees

Nominees

For All	Withhold All	For All Except
☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Randall D. Hadley   02 Clay A. Halvorsen   03 Stanford L. Kurland   04 David A. Spector

		For	Against	Abstain
2	Vote to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2012; and	☐	☐	☐
3	Advisory vote (non-binding) to approve our executive compensation.	☐	☐	☐

For address change/comments, mark here. ☐
(see reverse for instructions)

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000138671_1 R1.0.0.11699

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Annual Report/10K Wrap is/are available at www.proxyvote.com .

PENNYMAC MORTGAGE INVESTMENT TRUST
Annual Meeting of Shareholders
May 16, 2012 10:00 AM
THIS PROXY IS SOLICITED BY THE BOARD OF TRUSTEES

The undersigned hereby appoints Stanford L. Kurland and Jeffrey P. Grogin, and each of them, with the power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side, all of the shares of PennyMac Mortgage Investment Trust the undersigned is entitled to vote, and, in their discretion, to vote upon other such business as may properly come before the 2012 Annual Meeting of Shareholders of the company to be held May 16, 2012 or at any adjournment or postponement thereof, with all the powers the undersigned would possess if present at the meeting.

Address change/comments:

____

____

____

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side

0000138671_2 R1.0.0.11699